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                                                                     Exhibit 4.8

                              WAIVER AND AGREEMENT

      WAIVER AND AGREEMENT, dated as of the 21st day of January, 1999, by and among Intracel Corporation, (the "Company"), and Bank Austria AG, Grand Cayman Branch (assignee of Creditanstalt American Corporation) (the "Stockholder").

      WHEREAS, the Stockholder and the Company are parties to a certain Registration Rights Agreement, dated November 16, 1995 which agreement was amended and restated on June 25, 1997, pursuant to which the Stockholder was granted certain registration rights relating to all of the securities of the Company held by it (the "Registration Rights Agreement"); and

      WHEREAS, the Company intends to register under the Securities Act of 1933, as amended, shares of its Common Stock for sale to the public pursuant to an initial public offering (the "Offering"); and

      WHEREAS, the representatives for the underwriters in the Offering, led by Donaldson, Lufkin & Jenrette Securities Corporation, have determined that inclusion of the Stockholder's securities in the Offering would adversely affect the marketing of the securities to be sold by the Company in the Offering; and

      WHEREAS, the Stockholder acknowledges and agrees that it would be in the best interest of the Company to consummate the Offering as contemplated by Donaldson, Lufkin & Jenrette Securities Corporation, as a representative for the underwriters and that, solely with respect to the Offering, the Stockholder waive any registration rights with respect to the securities of the Company held by it;

      WHEREAS, under that certain Registration Rights Agreement dated as of August 25, 1998 among the Company and Northstar High Yield Fund, Northstar High Total Return Fund, Northstar High Total Return Fund II and Northstar Strategic Income Fund, the Company is obligated to file a registration statement (the "New Registration Statement") to register the Registrable Securities and use its best efforts to cause such New Registration Statement to become effective on the 181st day after the Company consummates the Offering (the "Target Date") or as soon as practicable thereafter;

      WHEREAS, the Stockholder desires to have its shares of Common Stock of the Company issuable upon conversion of its Series A-3 Preferred Stock of the Company and exercise of its Series A-1 Warrants (collectively, the "Conversion Shares") registered on the Target Date.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree with each other as follows:

      1. Waiver. The Company and the Stockholder hereby agree that the operation of Section 4 of the Registration Rights Agreement (Incidental Registration) is hereby waived as it may apply to the registration by the Company of shares of its Common Stock pursuant to the
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Offering, pursuant to which Donaldson, Lufkin & Jenrette Securities Corporation is acting as a representative of the underwriters.

     2. Agreement to Register the Conversion Shares. (a) The Company hereby agrees (i) to prepare and file on or before the Target Date a registration statement (which registration statement may be the New Registration Statement) in appropriate form in compliance with the Securities Act of 1933, as amended and applicable state securities laws of such states as the Stockholder shall request, and (ii) to use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after the Target Date.

          (b) The Company shall, promptly following the date on which the registration statement has been declared effective, furnish to the Stockholder such number of copies of the prospectus and preliminary prospectus and such other documents related to the offering as the Stockholder may reasonably request.

          (c) The Company shall pay all costs and expenses incident to the performance and compliance by the Company with this Agreement, including without limitation all fees and disbursements of counsel for the Company and the Stockholder.

     3. Representation. The Company hereby represents and warrants that all other shareholders of the Company (other than shareholders participating in the Offering) have waived all piggyback and incidental registration rights in connection with the Offering, and the Company is not required to file any registration statement for any shareholder on or prior to the Target Date (other than the New Registration Statement).

     4. No Modifications. Except as waived hereby, the terms and conditions of the Registration Rights Agreement shall continue in full force and effect and are hereby in all respects ratified and confirmed.

     5. GOVERNING LAW. THIS WAIVER AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

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IN WITNESS WHEREOF, this Waiver and Agreement has been executed as of the date and year first written above.

                                INTRACEL CORPORATION

                                By:  /s/ SIMON R. McKENZIE
                                    --------------------------------------------
                                    Name: Simon R. McKenzie
                                    Title: President and Chief Executive Officer


                                BANK AUSTRIA AG, GRAND CAYMAN BRANCH


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



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IN WITNESS WHEREOF, this Waiver and Agreement has been executed as of the date and year first written above.

                                INTRACEL CORPORATION

                                By:
                                    --------------------------------------------
                                    Name: Simon R. McKenzie
                                    Title: President and Chief Executive Officer


                                BANK AUSTRIA AG, GRAND CAYMAN BRANCH


                               By:  /s/ CLIFFORD L. WELLS
                                  ----------------------------------------------
                                  Name:  Clifford L. Wells
                                  Title: Vice President

                               By:  /s/ CATHERINE K. MacDONALD
                                  ----------------------------------------------
                                  Name:  Catherine K. MacDonald
                                  Title: Vice President



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